EXHIBIT 99.2
Fourth Quarter and Full Year 2006 Results February 5, 2007

2 This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, allowance for credit losses, and income taxes; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives; and other factors, many of which are beyond our control. This presentation includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included on our website, www.templeinland.com.

Fourth Quarter Results Net Income $ 104 $ 24 $ 96 Diluted EPS $ 0.97 $ 0.21 $ 0.87 Average Diluted Shares 107.8 113.0 110.3 4th Qtr 4th Qtr 3rd Qtr 2006 2005 2006 TIN 3 Repurchased 2.2 million shares in 4th qtr. 2006 Diluted shares outstanding at year end 2006 were 106.7 million

Fourth Quarter Results (cont'd) Net income per dil. share $ 0.97 $ 0.21 $ 0.87 Special items (0.24) 0.09 0.06 Net income per dil. share $ 0.73 $ 0.30 $ 0.93 excluding special items * 4th Qtr 4th Qtr 3rd Qtr 2006 2005 2006 4 4th qtr. 2006 net after-tax special gain of $26 million, or $0.24 per share, principally related to the Softwood Lumber Agreement settlement * See our website for information concerning non-GAAP financial measures

Fourth Quarter Segment Results Operating Income (millions) Corrugated Packaging $ 74 $ (3) $ 74 Forest Products 46 52 83 Real Estate 12 16 15 Financial Services 53 51 58 $185 $116 $230 4th Qtr 4th Qtr 3rd Qtr 2006 2005 2006 5 Note: We have recast prior period segment operating income to reflect the classification of the new business segment, real estate.

Corrugated Packaging 4th Qtr 4th Qtr 3rd Qtr 2006 2005 2006 $74 $ (3) $ 74 Operating income (millions) 6 Price - 4th qtr. 2006 avg. box price up $96/ton vs. 4th qtr. 2005 avg. - 4th qtr. 2006 avg. box price up $13/ton vs. 3rd qtr. 2006 avg.

Corrugated Packaging (Cont'd) TIN Box Volumes 7 Volume Per Workday Basis 4th qtr. 2006 vs. 4th qtr. 2005 (6%) 4th qtr. 2006 vs. 3rd qtr. 2006 Flat Sale of Performance Sheets (August 25, 2006) impacted quarterly shipments negatively by 30,000 tons Excluding Performance Sheets, 4th qtr. 2006 box shipments on a volume per workday basis were down 3% compared with 4th qtr. 2005, but up 2% compared with 3rd qtr. 2006

Corrugated Packaging (Cont'd) Freight Freight costs up $2 million vs. 4th qtr. 2005 and 3rd qtr. 2006 Energy Energy costs down $16 million vs. 4th qtr. 2005, but up $3 million vs. 3rd qtr. 2006 8

Corrugated Packaging (Cont'd) Recycled Fiber - Recycled fiber costs up $9/ton vs. 4th qtr. 2005, but down $18/ton vs. 3rd qtr. 2006 1st qtr. 2007 Scheduled Maintenance Outage - Rome, GA linerboard mill (January 2007) - Mill production negatively impacted 27,000 tons in 1st qtr. 2007 compared with 4th qtr. 2006 California / Mexico Weather - 7,000 - 10,000 tons negative impact on box shipments in 1st qtr. 2007 9

Forest Products 4th Qtr 4th Qtr 3rd Qtr 2006 2005 2006 $46 $ 52 $ 83 Operating income (millions) Lumber - Average price down $98/mbf vs. 4th qtr. 2005 and down $18/mbf vs. 3rd qtr. 2006 - Volume down 3% vs. 4th qtr. 2005, and down 9% vs. 3rd qtr. 2006 - Current prices up $6/mbf vs. 4th qtr. 2006 avg. price 10 Note: We have recast prior period segment operating income to reflect the classification of the new business segment, real estate.

Forest Products (Cont'd) Gypsum - Average price up $23/msf vs. 4th qtr. 2005, but down $20/msf vs. 3rd qtr. 2006 - Volume down 12% vs. 4th qtr. 2005 (adjusted for the acquisition of Standard Gypsum in January 2006) and down 4% vs. 3rd qtr. 2006 - Current gypsum prices down $13/msf vs. 4th qtr. 2006 avg. price 11 Particleboard - Average price up $86/msf vs. 4th qtr. 2005, but down $6/msf vs. 3rd qtr. 2006 - Volume down 23% vs. 4th qtr. 2005, and down 27% vs. 3rd qtr. 2006

Real Estate 4th Qtr 4th Qtr 3rd Qtr 2006 2005 2006 $12 $ 16 $ 15 Operating income (millions) 12 Entitlement Activity During 4th qtr. 2006, zoning approved for 2,001 acres of high-value land around Atlanta, GA. Project Acres Towne West 971 Fox Hall 224 Legion Lake 215 High Grove 591 Total 2,001

Real Estate (Cont'd) High-Value Land* Avg. price per acre - $9,500 Acres sold - 1,150 $10 million gain on sale of high-value land Residential* Sold 715 lots Average revenue per lot - $49,300 Average gross profit per lot - $16,500 Commercial* Sold 57 acres Average price per acre - $123,400 $3 million gain on sale of commercial land 13 * Includes Joint Venture activity

Real Estate Pipeline - YE 2006 (Acres) 14 Note: Estimated acres and lots may vary

Financial Services 4th Qtr 4th Qtr 3rd Qtr 2006 2005 2006 $ 53 $ 51 $ 58 Operating income (millions) 15 4th qtr. 2006 earnings up compared with 4th qtr. 2005 due to stronger credit conditions and lower costs 4th qtr. 2006 earnings down compared with 3rd qtr. 2006 due to lower noninterest income Note: We have recast prior period segment operating income to reflect the classification of the new business segment, real estate.

Temple-Inland 2006 Full Year Results Net income per dil. share $ 4.22 $ 1.54 Special items (gain) (0.90) 0.36 Net income per dil. share $ 3.32 $ 1.90 75% excluding special items % 2006 2005 Increase 16 * See our website for information concerning non-GAAP financial measures

Temple-Inland 2006 Full Year Segment Results Operating Income (millions) Corrugated Packaging $255 $120 Forest Products 312 219 Real Estate 62 44 Financial Services 222 201 $851 $584 2006 2005 17

Comments 18 Pension Expense 2006 pension expense $47 million 2007 pension expense estimate $36 million Capital Expenditures (including reforestation) 2006 capital expenditures $208 million 2007 capital expenditures estimate $225 million

Temple-Inland 2006 Results 15.9% ROI, continue to lead the industry $3.32 EPS (before special items), all-time record and 75% Y-O-Y increase Returned 10% of average market capitalization to shareholders through dividends and share repurchases Dividend increased 11% to $1.00 per share 7.9 million shares repurchased Corrugated Packaging Record mill production and box plant asset utilization Forest Products Record operating income - $312 million (3rd consecutive year) Real Estate Operating income of $62 million Entitled 2,181 acres of high-value land Transferred 4,890 acres of high-value land into "in entitlement process" Financial Services Record operating income - $222 million (3rd consecutive year) 19 * See our website for information concerning non-GAAP financial measures

2007 February 2007, Temple-Inland Board of Directors approved the following: Dividend increased 12% to $1.12 per share, fifth consecutive annual increase Authorized additional 5 million share repurchase program 20

Total Shareholder Returns 21 1 year 2 year 3 year 5 year Temple-Inland 7.8 61.2 75.2 106.5 Peer Median 1.6 -14.9 -25.3 -4.8 S&P 500 13.9 25.9 30.2 37.3 Temple-Inland's Strategy, Execution and Focus on ROI Continue To Drive Shareholder Value Note: Total return includes share price appreciation plus dividends. Peer index includes ABY, BOW, CSAR, DTC, IP, LFB, MWV, SSCC, PKG, WY. Prices as of January 26,2007.